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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 6, 1997

              OCCIDENTAL PETROLEUM CORPORATION
   (Exact name of registrant as specified in its charter)



    DELAWARE                      1-9210               95-4035997
(State or other jurisdiction    (Commission         (I.R.S. Employer
   of incorporation)             File Number)       Identification No.)


   10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
       (Address of principal executive offices) (ZIP code)

     Registrant's telephone number, including area code:
                       (310) 208-8800


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ITEM 5.  OTHER EVENTS.

      On  October 6, 1997, the Registrant (hereinafter,  the
"Company"   or   "Occidental")   announced   the   following
developments:

1.   ACQUISITION OF ELK HILLS FIELD.  The Company has signed
an  agreement with the Department of Energy to  acquire  the
U.S.  Government's  78 percent interest  in  the  Elk  Hills
Field.   Occidental's bid was $3.65 billion.

       The Elk Hills acquisition will be funded using anticipated proceeds from the divestiture of MidCon Corp. (described in paragraph 2 below) and an additional amount that Occidental expects to raise from the sale of other non-strategic assets that earn a lower rate of return than Elk Hills. In the interim, the acquisition will be funded with short-term debt.

      The  acquisition of the Elk Hills Field  is  effective
October 1, 1997, with closing, subject to congressional review, expected in February 1998.

      The  Elk  Hills Field is 15 miles west of Bakersfield,
California, and is approximately 15 miles long and  5  miles
wide.   The field produces an average 31 degree API  gravity
oil.

2. MIDCON DIVESTITURE. Occidental plans to divest MidCon Corp., its natural gas pipeline subsidiary. The divestiture is expected to be completed early next year. The Company expects to raise at least $3 billion from the divestiture of MidCon which will be used to fund an initial Occidental Common Stock Repurchase Program (described in paragraph 3 below), and to partially fund the Elk Hills Field acquisition (described in paragraph 1 above).

     MidCon engages in interstate and intrastate natural gas transmission and marketing and electric power marketing. MidCon's subsidiaries purchase, transport, store and process gas and sell gas to utilities, municipalities and industrial and commercial users.

3. OPC COMMON STOCK REPURCHASE PROGRAM. The Company will commence immediately a Common Stock Repurchase Program, in which up to 40 million shares could be purchased. The repurchase program will be funded initially by the issuance of short-term debt, and subsequently with a portion of the proceeds from the MidCon divestiture (described in paragraph 2 above).

      The repurchases will be made in the open market or in privately negotiated transactions at the discretion of Occidental's management, depending upon financial and market conditions or as otherwise provided by the Securities and Exchange Commission and New York Stock Exchange rules and regulations.

4. AMENDMENTS TO EMPLOYMENT AGREEMENTS OF CHIEF EXECUTIVE OFFICER AND SENIOR OPERATING OFFICER. The Board of Directors of Occidental authorized amendments to the
Employment Agreements of Dr. Ray R. Irani, Chairman and Chief Executive Officer, and Dr. Dale R. Laurance, President and Senior Operating Officer, which have been implemented. The Board's objectives were to implement new performance based compensation, significantly reduce or eliminate Company financial obligations and continue to retain the Company's most senior executives.

      Dr. Irani's employment arrangements prior to this amendment were specified in his 1991 Employment Agreement, which was approved by the Board at that time, when the Board determined that it was critical to the Company to retain Dr. Irani as the new Chief Executive Officer. The 1991 Agreement was based in part on his 1983 Employment Agreement, when he moved from Olin Corporation in Connecticut to Occidental. The following provisions of his 1991 Employment Agreement were eliminated by this amendment:

     (i) a seven-year automatic term "evergreen" arrangement, entitling him to an annual salary of at least $1.9 million;
     (ii)  an  annual bonus of at least 60  percent  of  his
salary;
     (iii) an annual restricted stock grant of at least  101
percent of his salary;
     (iv) guaranteed annual stock option grants;
     (v) a supplemental retirement benefit entitling him to at least $2.6 million annually, adjusted for changes in the Consumer Price Index;
     (vi) a special surviving spouse benefit;
     (vii) state/local income tax reimbursement, grossed up;
     (viii) lump sum payment upon death equal to seven times his annual aggregate compensation;
     (ix) seven-year salary plus bonus payments in the event of termination by the Company, adjusted for changes in the Consumer Price Index; and
     (x) change-in-control provisions.

      The  Employment Agreement of Dr. Laurance was approved
by   the  Board  in  1993.   The  following  provisions   of
Dr. Laurance's Employment Agreement were eliminated by these amendments:

     (i) a two-year automatic term "evergreen" arrangement, entitling him to no decrease in salary;
     (ii) a special supplemental retirement benefit; and
     (iii) a special surviving spouse benefit, adjusted for changes in the Consumer Price Index.

      The Compensation Committee of the Board of Directors decided that both Employment Agreements should be reassessed at this time. The Committee retained actuarial and compensation consultants and independent legal counsel to assist and advise the Committee in analyzing the Employment Agreements and to provide advice and counsel to the Committee and to the Board on settling the obligations created by the foregoing provisions and implementing new, more progressive employment agreements.

     The Committee recommended, and the outside directors of the Board agreed, to settle the obligations of the existing agreements and enter into amended and restated employment agreements with the two senior executives. Payments were made for the actuarially determined discounted value of their retirement benefits and for the other eliminated obligations. The settlement payments for these obligations amounted to $95 million for Dr. Irani and $17 million for Dr. Laurance. The Company expects to take an after-tax charge of approximately $0.16 per share in the third quarter of 1997 for the settlement of these contracts. After this charge, Occidental expects to report net income of approximately $0.40 per share for the third quarter of 1997.

       As a result of the foregoing settlements and amendments, Dr. Irani now has an Amended and Restated Employment Agreement for a fixed five-year term, with a reduced base salary of $1.2 million. His annual bonus and long-term stock-based incentive compensation will be determined at the discretion of the Compensation Committee of the Board of Directors and will be dependent upon the Company's performance. The contractual rights from his 1991 Agreement noted above have all been eliminated. Similarly, Dr. Laurance now has an Amended and Restated Employment Agreement for a five-year fixed term at his previous compensation. The contractual rights from his 1993 Employment Agreement noted above have all been eliminated.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

10.1 Employment Agreement, dated as of September 11, 1997, between Occidental Petroleum Corporation and Dr. Ray R. Irani.
10.2  Receipt and Acknowledgment, dated September 11, 1997, of
      Dr. Ray R. Irani and Ghada Irani.
10.3 Employment Agreement, dated as of September 11, 1997, between Occidental Petroleum Corporation and Dr. Dale R. Laurance.
10.4  Receipt and Acknowledgment, dated September 11, 1997, of
      Dr. Dale R. Laurance and Lynda E. Laurance.

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                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            OCCIDENTAL PETROLEUM CORPORATION
                                                (Registrant)




DATE:  October 6, 1997         S. P. Dominick, Jr.
                               -----------------------------
                               S. P. Dominick, Jr.,
                               Vice President and Controller
                               (Chief Accounting and Duly
                               Authorized Officer)

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                        EXHIBIT INDEX


     EXHIBITS

10.1 Employment Agreement, dated as of September 11, 1997, between Occidental Petroleum Corporation and Dr. Ray R. Irani.
10.2 Receipt and Acknowledgment, dated September 11, 1997, of Dr. Ray R. Irani and Ghada Irani.
10.3 Employment Agreement, dated as of September 11, 1997, between Occidental Petroleum Corporation and Dr. Dale R. Laurance.
10.4 Receipt and Acknowledgment, dated September 11, 1997, of Dr. Dale R. Laurance and Lynda E. Laurance.